                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                        PALO ALTO, CALIFORNIA 94304-1050
                 TELEPHONE 415-493-9300 FACSIMILE 415-493-6811

                                January 10, 1996

                                                                     EXHIBIT 5.1

Informix Corporation
4100 Bohannon Drive
Menlo Park, CA 94025

    RE: REGISTRATION STATEMENT ON FORM S-4

Ladies and Gentlemen:

    We  have examined  the Registration Statement  on Form  S-4, Commission File
Number 33-          , filed by you with  the Securities and Exchange  Commission
(the "Commission") on January 10, 1996 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 15,000,000 shares of your Common Stock (the "Shares"). As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sales and issuance of the Shares.

    It is our opinion that upon conclusion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares, when issued and sold in the manner described in the Registration Statement, will be legally and validly issued, fully paid and non-assessable.

    We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the proxy statement/prospectus constituting a part thereof, and any amendment thereto.

                                          Very truly yours,

                                          WILSON SONSINI GOODRICH & ROSATI
                                          Professional Corporation

                                          /s/ WILSON SONSINI GOODRICH & ROSATI
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